                   Heller Financial, Inc. Reports Increases
                   ----------------------------------------
             in Net Income for 1996 Second Quarter and Six Months
             ----------------------------------------------------

     Chicago - - (July 22, 1996) -- Heller Financial, Inc. reported growth in net income for both the 1996 second quarter and six months ended June 30, 1996, Richard J. Almeida, Chairman and Chief Executive Officer, said today.

     Net income for the 1996 second quarter was $35 million, a three percent increase over the comparable 1995 period. First half 1996 net income was $69 million or eight percent higher than the prior year period. Growth in net income for both periods was largely due to lower provisions for losses and income taxes.

     Other highlights for the 1996 second quarter and six months include:

 . Total lending assets and investments increased during the six months by $148 million to $9.2 billion as strong growth in the asset-based portfolio was partially offset by a 22 percent reduction in the pre-1990 portfolio.

 . The lower risk asset-based finance businesses grew by $479 million or 16 percent since year-end 1995, further establishing itself as the company's largest product category. The asset-based businesses increased to 38 percent of the company's total portfolio at June 30, 1996, and also continued to exhibit strong credit characteristics with less than $3 million of net writedowns in the first half of 1996.

 . While operating revenues declined modestly for both periods, fees and other income were higher in the 1996 second quarter, and income of international joint ventures increased for both periods due to contributions from European joint ventures.

 . Operating expenses were higher largely based on continued investment in the developing asset-based businesses and increased expenditures for marketing and systems development throughout the company.

 . The provision for losses was lower due to the ongoing strong credit performance of the post-1990 portfolio and $26 million of recoveries in the six month period. These recoveries were primarily from pre-1990 assets. Continuing to demonstrate excellent credit quality, the post-1990 portfolio required only $13 million of net writedowns for the six month period.

 . Overall, the company's credit quality was relatively stable. While nonearning assets increased from 3.6 percent at year-end 1995 to 3.9 percent of total lending assets at

   June 30,1996, nonearning assets for the post-1990 portfolio represented only $109 million, or 1.3 percent, of total lending assets.

     "We are pleased that we continue to make progress toward our goals of growth in earnings as well as a more balanced and diversified portfolio," said Almeida. "As important, our overall credit quality remains well within our targeted range. The credit performance of the post-1990 portfolio continues to be strong and we continue to aggressively resolve pre-1990 accounts."

     Heller Financial, Inc. is a worldwide commercial financial services organization which is a wholly-owned subsidiary of The Fuji Bank, Limited, one of the world's largest banks. Heller Financial provides U.S.-based clients with cash flow financing, factoring and working capital loans, equipment financing and leasing, asset-based finance, real estate financing and equity investments. The company also operates through joint venture and wholly-owned companies located in 19 countries in Europe, Asia, Australia and Latin America. These companies specialize in factoring, asset-based finance, acquisition finance, leasing, vendor finance and trade finance.

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (in millions)

                                                       June 30, 1996   December 31, 1995
                                                       --------------  -----------------
Assets                                                  (unaudited)
- ------

Cash and cash equivalents                                     $  307              $  599
Total receivables                                              8,167               8,085
Less:  Allowance for losses of receivables                       230                 229
                                                              ------              ------

         Net receivables                                       7,937               7,856
Investments                                                      771                 693
Investments in international joint ventures                      235                 233
Other assets                                                     225                 257
                                                              ------              ------

                                                              $9,475              $9,638
                                                              ======              ======

Liabilities and Stockholders' Equity
- ------------------------------------

Senior debt
         Commercial paper and short-term borrowings           $2,440              $2,223
         Notes and debentures                                  4,768               5,145
                                                              ------              ------

         Total debt                                            7,208               7,368

Credit balances of factoring clients                             522                 497
Other payables and accruals                                      267                 343
                                                              ------              ------

         Total liabilities                                     7,997               8,208

Minority interest in equity of Heller International
  Group, Inc.                                                     52                  46

Stockholders' equity
      Cumulative Perpetual Senior Preferred
       Stock, Series A                                           125                 125
      Cumulative Convertible Preferred
       Stock, Series D                                            25                  25
      Common stock, additional paid-in
       capital and retained earnings                           1,276               1,234
                                                              ------              ------

         Total stockholders' equity                            1,426               1,384
                                                              ------              ------

                                                              $9,475              $9,638
                                                              ======              ======

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                 (IN MILLIONS)


                                       For the Three Months Ended  For the Six Months Ended
                                       --------------------------  -------------------------
                                                June 30,                   June 30,
                                             ------------               ------------

                                           1996          1995           1996       1995
                                          -----         -----          -----      -----
                                              (unaudited)                  (unaudited)
Interest income                           $ 198         $ 214          $ 400      $ 420

Interest expense                            111           119            223        231
                                          -----         -----          -----      -----

  Net interest income                        87            95            177        189

Fees and other income                        31            28             63         72

Income of international
  joint ventures                             11             9             20         17
                                          -----         -----          -----      -----

  Operating revenues                        129           132            260        278

Operating expenses                           60            52            119        102

Provision for losses                         25            28             49         78
                                          -----         -----          -----      -----

   Income before income taxes
   and minority interest                     44            52             92         98

Income tax provision                          9            16             21         31

Minority interest in income of
   Heller International Group, Inc.          --             2              2          3
                                          -----         -----          -----      -----

Net income                                $  35         $  34          $  69      $  64
                                          =====         =====          =====      =====
